INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 5 to Registration Statement File No. 333-75851, on Form N-1A of our report dated August 6, 2004 appearing in the June 30, 2004 Annual Report to Shareholders for the Senbanc Fund and to the references to us under the heading "Financial Highlights" in their Prospectus and under the heading "Independent Registered Public Accountants and Financial Statements" in the Statement of Additional Information, all of which are a part of such Registration Statement.


/s/DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
October 25, 2004